AMENDED AND RESTATED

                                ESCROW AGREEMENT


     THIS AMENDED AND RESTATED ESCROW AGREEMENT (this "Agreement") effective as of July 26, 2001, is made and entered into by and among RAMY EL-BATRAWI (the "Optionor"), an individual resident in California and the Chairman and Chief Executive Officer of GenesisIntermedia, Inc., a Delaware corporation (the "Company"), RIVERDALE LLC, a New York limited liability company ("Holder") and Wilmington Trust FSB, a federal savings bank (the "Escrow Agent").

                                    RECITALS

     WHEREAS, for good and valuable consideration, the Optionor has agreed to grant Options to the Holder providing for the purchase of shares of Common Stock of the Company held by Optionor all as set forth in the Option Agreement (the "Option Agreement");

     WHEREAS, pursuant to the Option Agreement, the option to purchase an aggregate of 1,500,000 shares of common stock ("Common Stock") of the Company are to be granted to Holder (the "Option Shares");

     WHEREAS,  the Option Agreement provides that of the 1,500,000 Option shares
(i) 1,000,000 of the Option Shares to be issued to the Holder (the "Escrow Shares") be placed in an escrow account on the terms and conditions set forth herein and (ii) a further 500,000 shares that may be placed in an escrow account in event that the Holder elects to exercise its option to purchase such shares;

     WHEREAS, the parties hereto desire to establish the terms and conditions pursuant to which such escrow account will be established and maintained.

                                    AGREEMENT

     NOW, THEREFORE, the parties hereby agree as follows:

     1. ESCROW.

     (a) Escrow Fund. On the date hereof this Escrow Agreement shall be executed by each of the parties hereto. On or before July 30, 2001, Optionor agrees to place in escrow one million shares (the "Series IA Escrow Shares") subject to the Series IA Options, and any other shares that may become subject to such Options in accordance with Section 4 of the Option Agreement. In addition, in the event that Optionor receives notice by the Holder of its intention to exercise its Series IB Options, Optionor agrees to place the 500,000 shares (the "Series IB Escrow Shares and, together with the Series IA Escrow Shares, the "Escrow Shares") subject to the Series IB Options, and any other shares that may become subject to such Options, as a result of the provisions of Section 4 of the Option Agreement. Optionor shall deposit or shall cause the Company's transfer agent to deposit in an intermediary securities account for the Escrow Agent the 1,000,000 Escrow Shares, such deposit to constitute an escrow account (the "Escrow Fund"). The Escrow Shares shall be delivered by the Optionor or the Company's transfer agent to the escrow account in the form of a duly authorized stock certificate issued in the name of the Holder, together with stock powers endorsed in blank. The Escrow Agent agrees to accept delivery of the Escrow Shares and to hold such in the Escrow Fund subject to the terms and conditions of this Agreement. Optionor covenants that all shares of Option Common Stock that may be transferred upon exercise of the Options will be fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the transfer thereof.

     (b) Delay of Issuance by the Optionor. If the Series IA Escrow Shares are not delivered to the Escrow Agent to be held in escrow pursuant to Section 1(a) above or before July 30, 2001, Optionor shall pay to the Holder the sum of $35,000 for each business day that the Series IA Escrow Shares are not so delivered to the Escrow Agent to be held in escrow pursuant to the terms of this Agreement. If the Series IB Escrow Shares are not delivered to the Escrow Agent to be held in escrow pursuant to Section 1(a) above within seven days of the Optionor receiving notice by the Holder of its intention to exercise its Series IB Options, Optionor shall pay to the Holder the sum of $35,000 for each business day that the Series IB Escrow Shares are not so delivered to the Escrow Agent to be held in escrow pursuant to the terms of this Agreement. These payments shall be in addition to and not in lieu of any other damages suffered by the Holder as a result of Optionor's failure to deliver the Option Common Stock as required by the terms of the Options upon exercise of the Options.

     (c) Protection of Escrow Fund. The Escrow Agent shall hold and safeguard the Escrow Shares so long as such shares remain in the Escrow Fund, in accordance with the terms of this Agreement and not as the property of Optionor, and shall hold and dispose of the Escrow Shares only in accordance with the terms hereof.

     (d) Voting and Rights of Ownership The Holder shall have a right to direct Optionor and Optionor hereby agrees if so directed to vote the shares underlying the Options on any matters requiring the vote of the Company's stockholders and relating to the issuance of securities of the Company, amendments to the Company's charter documentation that affect the rights of holders of Common Stock, the sale of assets of the Company, a merger or consolidation of the Company, or any other recapitalization or reorganization of the Company. Escrow Agent shall have no responsibility or liability with respect to the provisions of this Section (2)(d).

     (e) No Transfer by the Holder. Holder may not, without the prior written consent of Optionor, sell, assign, pledge or otherwise transfer any of the Escrow Shares prior to the exercise of the Options with respect to such shares by the Holder.

     (f) Escrow Agent's Power to Transfer. The Escrow Agent is hereby granted the sole power to effect any transfer of the Escrow Shares contemplated by this Agreement. Optionor and the Company shall cooperate with the Escrow Agent in promptly issuing (or causing the Company's transfer agent to issue) stock certificates to effect such transfer. The Escrow Agent is hereby specifically directed and granted the power to appoint UBS PaineWebber Inc. (or its affiliate) to act as custodian of the Escrow Shares and to establish an account by executing the new account application and related documents in the form attached hereto as Exhibit A. This provision shall in no way affect Escrow Agent's obligation to deliver shares to Holder under the circumstances provided herein.

     2. DRAW FROM THE ESCROW FUND.

     (a) Upon the exercise of the Options at any time and from time to time at the election of Holder in accordance with Section 3 of the Option Agreement and the terms of the Options, Holder will deliver to the Escrow Agent a certificate (the "Option Certificate") evidencing exercise of the Options by the Holder. The Escrow Agent shall give written notice to the Holder of its receipt of the Option Certificate not later than the close of business on the day following the day of receipt thereof. The Escrow Agent shall be entitled to rely conclusively upon such Option Certificate and shall not have any liability for delivering the Holder the Escrow Shares in accordance with Section 2(b) herein.

     (b) If the Escrow Agent shall receive the Option Certificate before 3:30 p.m. (Pacific Time) on the Termination Date (as defined below), then the Escrow Agent shall, on or before the second business day next following the date of the Escrow Agent's receipt of the Option Certificates, deliver to Holder from the Escrow Fund the number of shares of Common Stock set forth in the Option
Certificate to be delivered upon such exercise (the "Escrow Fund Draw") regardless of any contrary notices that the Escrow Agent may receive from the Optionor or the Company or any third party.

     3. RELEASE OF ESCROW FUND. On the earlier of (i) July 2, 2005 at 10:00 a.m. (Pacific time) or (ii) on such day which is one day after the date that the Options otherwise expire unexercised (either such date and time, the "Termination Date"), if the Escrow Agent has not prior to the close of business on the Termination Date received from Holder the Option Certificate duly exercised and completed, all Escrow Shares held by the Escrow Agent in the Escrow Fund will be released to the Optionor.

     4. FEES AND EXPENSES. Upon execution of this Agreement and deposit of the Escrow Shares with the Escrow Agent, Escrow Agent will be entitled to fees in accordance with the Escrow Agent's fee schedules in effect at that time. The Escrow Agent will also be entitled to reimbursement on demand for extraordinary expenses incurred in performance of its duties hereunder including, without limitation, payment of all fees, charges, and interest incurred in connection with the establishment and maintenance of Escrow Agent's account with UBS Paine Webber, Inc., payment of any reasonable legal fees and expenses incurred by the Escrow Agent in connection with the resolution of any claim by any party hereunder in accordance with the Escrow Agent's fee schedule in effect from time to time. The Company shall pay the reasonable fees and extraordinary expenses of the Escrow Agent for the services to be rendered by the Escrow Agent hereunder including reasonable legal fees incurred in connection with the preparation of this Agreement. The provisions of Section 4 shall survive termination of this Agreement.

     5. LIMITATION OF ESCROW AGENT'S LIABILITY.

     (a) Neither Escrow Agent nor any of its directors, officers or employees shall incur any liability with respect to any action taken or suffered by it in reliance upon any notice, direction, instruction, consent, statement or other documents believed by it to be genuine and duly authorized, nor for other action or inaction except its own willful misconduct or gross negligence. The Escrow Agent shall have no duty to inquire into or investigate the validity, accuracy or content of any document delivered to it nor shall the Escrow Agent be responsible for the validity or sufficiency of this Agreement. In all questions arising under this Agreement, the Escrow Agent may rely on the advice of counsel, including in-house counsel, and for anything done, omitted or suffered in good faith by the Escrow Agent based on such advice the Escrow Agent shall not be liable to anyone. The Escrow Agent shall not be required to take any action hereunder involving any expense unless the payment of such expense is made or provided for in a manner reasonably satisfactory to it. The Escrow Agent shall not be responsible for any other agreements between the parties hereto, but shall be obligated only for the performance of such duties as are specifically set forth in this Agreement.

     (b) In the event conflicting demands are made or conflicting notices are served upon the Escrow Agent with respect to the Escrow Shares, the Escrow Agent will have the absolute right, at the Escrow Agent's election, to do either or both of the following: (i) resign so a successor can be appointed pursuant to
Section 7 hereof, or (ii) file a suit in interpleader and obtain an order from a court of competent jurisdiction requiring the parties to interplead and litigate in such court their several claims and rights among themselves. In the event such interpleader suit is brought, the Escrow Agent will thereby be fully released and discharged from all further obligations imposed upon it under this Agreement, and the Company will pay the Escrow Agent all costs, expenses and reasonable attorneys' fees expended or incurred by the Escrow Agent pursuant to the exercise of the Escrow Agent's rights under this Section 5(b) (such costs, fees and expenses will be treated as extraordinary fees and expenses for the purposes of Section 4 hereof).

     (c) The Company and the Optionor, jointly and severally, hereby agree to indemnify the Escrow Agent for, and hold it harmless against, any loss, damage, liability or expense incurred without gross negligence or willful misconduct on the part of Escrow Agent, arising out of or in connection with its carrying out of its duties hereunder including, but not limited to reasonable legal fees and other costs and expenses of defending or preparing to defend against any claim or liability in the premises. As among themselves, each of the Optionor and the Company shall be liable for one-half of such amounts. In no event shall the Escrow Agent be liable for indirect, punitive, special or consequential damages. In addition, Optionor and the Company, jointly and severally, agree to indemnify and hold the Escrow Agent harmless from any liabilities incurred due to the establishment and maintenance of the Escrow Agent's account with UBS Paine Webber, Inc., including any and all obligations, indemnities, fees, charges, interest, and expenses (including attorneys' fees) incurred or arising in connection with such account. The provisions of Section 5(c) shall survive termination of this Agreement.

     (d) The Optionor and the Company, jointly and severally, agree to assume any and all obligations imposed now or hereafter by any applicable tax law with respect to the release of any Escrow Shares under this Agreement, and to indemnify and hold the Escrow Agent harmless from and against any taxes, additions for late payment, interest, penalties and other expenses, that may be assessed against the Escrow Agent in any such release or other activities under this Agreement. The Optionor and the Company undertake to instruct the Escrow Agent in writing with respect to the Escrow Agent's responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting in connection with its acting as Escrow Agent under this Agreement. The Optionor and the Company, jointly and severally, agree to indemnify and hold the Escrow Agent harmless from any liability on account of taxes, assessments or other governmental charges, including without limitation the withholding or deduction or the failure to withhold or deduct the same, and any liability for failure to obtain proper certifications or to properly report to governmental authorities, to which the Escrow Agent may be or become subject in connection with or that arises out of this Agreement, including costs and expenses (including reasonable legal fees and expenses), interest and penalties. The provisions of Section 5(d) shall survive termination of this Agreement.

     6. NOTICES. All notices, instruction and other communications given hereunder or in connection herewith shall be in writing. Any such notice, instruction or communication shall be sent either (i) by registered or certified mail, return receipt requested, postage prepaid, or (ii) via a reputable nationwide overnight courier service, or (iii) via facsimile, in each case to the address set forth below. Any such notice, instruction or communication shall be deemed to have been delivered three business days after it is sent prepaid, or one (1) business day after it is sent via a reputable nationwide overnight courier service, or upon confirmed receipt if sent by facsimile.

                  If to the Holder, to:

                  Riverdale LLC
                  c/o Icahn Associates
                  767 5th Avenue - 47th Floor
                  New York, NY 10153
                  Attn: Marc Weitzen, Esq.
                  Facsimile No.:  (212) 750-5807

                  If to the Optionor, to:

                  Ramy El-Batrawi
                  GenesisIntermedia, Inc.
                  5805 Sepulveda Blvd., 8th Floor
                  Van Nuys, CA 91411
                  Facsimile No.:  (818) 902-4301
                  with a copy to:

                  Sheppard, Mullin, Richter & Hampton, LLP
                  800 Anacapa Street
                  Santa Barbara, CA 93101
                  Facsimile No.: (805) 568-1955
                  Attn: Theodore R. Maloney, Esq.

                  If to the Company, to:

                  GenesisIntermedia, Inc.
                  5805 Sepulveda Blvd., 8th Floor
                  Van Nuys, CA 91411
                  Facsimile No.: (818) 902-4301
                  Attn: Chief Financial Officer

                  If to the Escrow Agent:

                  Wilmington Trust FSB
                  3773 Howard Hughes Parkway
                  Suite 300 North
                  Las Vegas, NV 89109-5945
                  Facsimile No.:  (702) 866-2244
                  Attn: Christopher J. Monigle

     Any party may give any notice, instruction or communication in connection with this Agreement using any other means (including personal delivery, telecopy or ordinary mail), but no such notice, instruction or communication shall be deemed to have been delivered unless and until it is actually received by the party to whom it was sent. Any party may change the address to which notices, instructions or communications are to be delivered by giving the other parties to this Agreement notice thereof in the manner set forth in this Section 6.

     7. SUCCESSOR ESCROW AGENT. In the event the Escrow Agent becomes unavailable or unwilling to continue in its capacity herewith, the Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving its resignation to the parties to this Agreement, specifying not less than 30 days' prior written notice of the date when such resignation shall take effect. The Optionor may appoint a successor Escrow Agent without the consent of the Holder so long as such successor is a bank with assets of at least $500 million, and may appoint any other successor Escrow Agent with the consent of the Holder, which consent shall not be unreasonably withheld. If, however, the Optionor shall fail to name such a successor escrow agent within twenty (20) days after the notice of resignation from the Escrow Agent, the Escrow Agent may apply to a court of competent jurisdiction for appointment of a successor escrow agent.

     8. GENERAL.

     (a) Governing Law; Forum.

     (i) This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of New York (without giving effect to principles of conflicts of laws).

     (ii) Except as otherwise provided herein, any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement shall be brought or otherwise commenced in any state or federal court located in Los Angeles County, California.

     (iii) Nothing contained in Section 8 shall be deemed to limit or otherwise affect the right of any Person entitled to indemnification hereunder to commence any legal proceeding or otherwise proceed against the indemnifying party in any other forum or jurisdiction.

     (b)   Counterparts.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which shall be decreed an original, but all of which together shall constitute one and the same instrument.

     (c) Entire Agreement. This Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter of this Agreement and supersedes all prior agreements or understandings, written or oral, between the parties with respect to the subject matter hereof.

     (d) Waivers. No waiver by any party hereto of any condition or of any breach of any provision of this Agreement shall be effective unless in writing. No waiver by any party of any such condition or breach, in any one instance, shall be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other provision contained herein.

     (e) Amendment. This Agreement may be amended only with the written consent of Holder, the Company, the Optionor and the Escrow Agent (or their duly designated successors).

     (f) Dispute Resolution. Other than as provided in Section 2, it is understood and agreed that should any dispute arise with respect to the delivery, ownership, right of possession, and/or disposition of the Escrow Shares, or should any claim be made upon such Escrow Shares by a third party, the Escrow Agent upon receipt of written notice of such dispute or claim by the parties hereto or by a third party, is authorized and directed to retain in its possession without liability to anyone, all or any of said Escrow Shares until such dispute shall have been settled either by the mutual written agreement of the parties involved or by a final order, decree or judgment of a Court in the

United States of America, the time for perfection of an appeal of such order, decree or judgment having expired. The Escrow Agent may, but shall be under no duty whatsoever to, institute or defend any legal proceedings that relate to the Escrow Shares.

     (g) Force Majeure. The Escrow Agent shall not be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

     (h) Binding Effect. This Agreement shall be binding upon the respective parties hereto and their heirs, executors, successors and assigns.

     (i) Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, (i) consents, waivers and modifications which may hereafter be executed, and (ii) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, optical disk, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

                           [Signature page to follow]

     IN WITNESS WHEREOF, the parties hereto have duly executed this Amended and Restated Escrow Agreement dated September 10, 2001.

COMPANY:                          GENESISINTERMEDIA, INC.,
                                    a Delaware corporation


                                  By:_________________________________
                                        Ramy El-Batrawi
                                        Chief Executive Officer and Chairman


HOLDER:                           RIVERDALE LLC,
                                      a New York limited liability company


                                  By: __________________________________
                                         Robert J. Mitchell
                                         Manager


OPTIONOR:                         RAMY EL-BATRAWI,
                                     an individual


                                  _____________________________________


ESCROW AGENT:                     WILMINGTON TRUST FSB
                                    a Federal Savings Bank


                                  By: _________________________________
                                          Daniel M. Reser
                                          Vice President